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                                                                    EXHIBIT 23.3

           CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reserve reports to the interest of National Energy Group, Inc. dated March 6, 1997 and February 15, 1996 relating to the estimated quantities of certain of the Company's proved reserves of oil and gas and the related estimates of future net revenue and present values thereof, included in the Company's Annual Report on Form 10-K for the year ended December 31, 1996, as well as to the references to our estimates of the Company's proved reserves and future net revenue for the years ending December 31, 1995 and December 1996 in the Notes to the Financial Statements of the Company in such Annual Report. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                                        NETHERLAND, SEWELL & ASSOCIATES, INC.

                                        By:      /s/ FREDERIC D. SEWELL
                                           -------------------------------------
                                                    Frederic D. Sewell
                                                         President

Dallas, Texas
November 21, 1997